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INDEPENDENT AUDITORS' CONSENT                                        EXHIBIT 23
                                                                    (1995 10-K)

We consent to the incorporation by reference in Registration Statements of Applied Power Inc. on Forms S-8 No. 33-18140, No. 33-21250, No. 33-24197, No.
33-38719, No. 33-38720 and No. 33-62658 of our report dated September 29, 1995, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for postretirement benefits to conform with Statement of Financial Accounting Standards No. 106, appearing in this Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1995.




DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 15, 1995